Exhibit 10.1

AMENDMENT TO

EXECUTIVE SEVERANCE BENEFIT AGREEMENT

This AMENDMENT TO EXECUTIVE SEVERANCE BENEFITS AGREEMENT (this “Amendment”) is entered into this 17 day of December, 2007 (the “Effective Date”), between EDWARD C. ALBINI (“Executive”) and NOVACEA, INC. (the “Company”) and amends, to the extent provided herein, that certain Executive Severance Benefits Agreement entered into between Executive and the Company as of April 13, 2006 (the “Agreement”). This Amendment to the Agreement, together with the Agreement, constitutes the entire Agreement as amended through the Effective Date.

1. Change of Control Severance Benefits. Effective as of the Effective Date, Section 3.2(a) of the Agreement is hereby amended to read in its entirety as follows:

“(a) Base Salary. The Company shall pay to Executive an amount equal to twelve (12) months’ Base Salary. Subject to Section 3.3 hereof, the severance benefit contemplated by this Section 3.2(a) shall be paid in cash in a lump sum within thirty (30) days following the Covered Termination and shall be subject to all required tax and other applicable withholding.”

2. No Other Changes. Except as provided in this Amendment, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and Executive has executed this Amendment as of the Effective Date.

NOVACEA, INC.		EDWARD C. ALBINI

By:	/s/ John P. Walker	/s/ Edward C. Albini

Name:	John P. Walker

Title:	Chief Executive Officer and Chairman of the Board